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                                                        EXHIBIT 3.02

                                     BYLAWS
                                       OF
                          NORTHERN STATES POWER COMPANY


                                    ARTICLE I

                             OFFICES; CORPORATE SEAL

         SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation shall be at the address specified in the Articles of Incorporation or any amendment or restatement thereof or in a certificate of change of registered office filed with the Secretary of State of Minnesota.

         SECTION 1.2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the corporation may require.

         SECTION 1.3. CORPORATE SEAL. The corporation may, but need not, have a corporate seal. If there be one, the seal may consist of a mechanical imprinting device, or a rubber stamp with a facsimile of the seal affixed thereon, or a facsimile or reproduction of either. The seal need include only the word "Seal," but it may also include a part or all of the name of the corporation and a combination, derivation, or abbreviation of either or both of the phrases "a Minnesota Corporation" and "Corporate Seal." If a corporate seal is used, it or a facsimile of it may be affixed, engraved, printed, placed, stamped with indelible ink, or in any other manner reproduced on any document; provided, however, that the use of the seal by the corporation on a document is not necessary, and the use or nonuse of the seal does not affect the validity, recordability, or enforceability of a document or act.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 2.1. IN GENERAL. Except as required by Section 2.8, all meetings of the shareholders shall be held at the registered office of the corporation or at such other place either within or without the State of Minnesota as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #2

         SECTION 2.2. REGULAR MEETINGS. Regular meetings of shareholders may be held on an annual or other less frequent periodic basis, but need not be held unless required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota.

         SECTION 2.3. DEMAND BY SHAREHOLDER. If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or the chief financial officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice not later than 90 days after receipt of the demand, all at the expense of the corporation. If the Board fails to cause a regular meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by Section 2.8, all at the expense of the corporation.

         SECTION 2.4. BUSINESS AT REGULAR MEETING. At each regular meeting of shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. No other particular business is required to be transacted at a regular meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting.

         SECTION 2.5. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes at any time, by the chief executive officer, the chief financial officer, two or more directors, a person authorized in the Articles of Incorporation or these Bylaws to call special meetings, or a shareholder or shareholders holding ten percent or more of the voting shares.

         SECTION 2.6. DEMAND BY SHAREHOLDERS. A shareholder or shareholders holding ten percent or more the voting shares may demand a special meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of the demand by one of those officers, the Board shall cause a special meeting of shareholders to be called and held on notice not later than 90 days after receipt of the demand, all at the expense of the corporation. If the Board fails to cause a special meeting to be called and held as required hereby, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 2.8, all at the expense of the corporation.

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #3

         SECTION 2.7. BUSINESS AT SPECIAL MEETINGS. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with Section 2.9.

         SECTION 2.8. NOTICE OF MEETING. Written notice of all meetings of shareholders stating the place, date, and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten or more than 60 days before the date of the meeting, except that a meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located.

         SECTION 2.9. WAIVER; OBJECTIONS. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         SECTION 2.10. RECORD DATE. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at such meeting. When a date is so fixed, only shareholders on that date are entitled to notice and permitted to vote at that meeting of shareholders.

         SECTION 2.11. CERTIFICATION OF BENEFICIAL OWNER. A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, are deemed the shareholders for the purposes specified in the writing.

         SECTION 2.12. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting are a quorum for the transaction of business, unless a larger or smaller proportion or

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #4

number is provided in the Articles of Incorporation. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         SECTION 2.13. ADJOURNED MEETINGS. In the absence of a quorum, any meeting may be adjourned from time to time. If any meeting of the shareholders is adjourned to another time or place, no notice of the date, time, and place of such adjourned meeting need be given other than by announcement at the time of adjournment.

         SECTION 2.14. MAJORITY VOTE REQUIRED. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, except where a larger proportion or number is required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota.

         SECTION 2.15. VOTING BY CLASS. In any case where a class or series of shares is entitled by the Articles of Incorporation, the laws of the State of Minnesota, or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to
Section 2.14.

         SECTION 2.16. VOTING POWER. Unless otherwise provided in the Articles of Incorporation or in the terms of the shares, a shareholder has one vote for each share held.

         SECTION 2.17. JOINTLY OWNED SHARES. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares.

         SECTION 2.18. REGISTERED SHAREHOLDERS. Except as otherwise provided in
Section 2.11 or the laws of the State of Minnesota, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         SECTION 2.19. SHAREHOLDER MANAGEMENT. The holders of the voting shares of the corporation may, by unanimous affirmative vote, take any action that the Board of Directors is required or permitted to take or that the shareholders are permitted to take after action or approval of the Board.

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #5

         SECTION 2.20. PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy.

         SECTION 2.21. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to a vote on such action. The written action is effective when it has been signed by all of those shareholders, unless a different time is provided in the written action.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1. NUMBER AND ELECTION. The Board of Directors shall consist of one or more directors. The number of directors shall be determined by the shareholders who shall, at each regular meeting, fix the number of directors and elect the number so fixed. Except as provided in Section 3.2, each director shall hold office until his successor is elected and qualifies or until his earlier death, disqualification, resignation or removal. Directors shall be natural persons but need not be shareholders.

         SECTION 3.2. VACANCIES AND NEW DIRECTORSHIPS. Unless different rules for filling vacancies are provided for in the Articles of Incorporation, vacancies on the Board resulting from the death, disqualification, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Each director elected to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular meeting or special meeting of the shareholders.

         SECTION 3.3. POWERS. Except as may otherwise be provided by shareholder control agreements or Section 2.19, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #6

Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota directed or required to be exercised or done by the shareholders.

         SECTION 3.4. TIME AND PLACE OF MEETINGS. Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota, that the Board of Directors may select or by any means described in Section 3.5. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation, except in the case of the first meeting of each newly elected Board of Directors which shall be held as provided in Section 3.6.

         SECTION 3.5. ELECTRONIC MEETINGS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by Section 3.7 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

         SECTION 3.6. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held on the day of the regular meeting of the shareholders immediately after the adjournment thereof at the place where the shareholders' meeting is held, or at such time and place as shall be fixed by the shareholders at the regular meeting, and no notice of such meeting shall be necessary in order to legally constitute the meeting, provided a quorum is present. If such meeting is not held, it may be held at such time and place and in the manner provided for other meetings of the Board of Directors or as specified in a written waiver signed by all of the directors.

         SECTION 3.7. OTHER MEETINGS. Meetings of the Board, except for the first meeting, may be called by a director or by the chief executive officer of the corporation on ten days' notice to all directors, of the date, time and place of the meeting. The notice need not state the purpose of the meeting. If the date, time, and place of a board meeting have been announced at a previous meeting of the Board, no notice is required.

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #7

         SECTION 3.8. QUORUM. A majority, or a larger or smaller proportion or number provided in the Articles of Incorporation, of the directors currently holding office present at a meeting is a quorum for the transaction of business.

         SECTION 3.9. ADJOURNED MEETINGS. In the absence of a quorum, any meeting may be adjourned from time to time. If any meeting of the Board of Directors is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the time of adjournment.

         SECTION 3.10. BOARD ACTION. The Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Articles of Incorporation, these Bylaws, or the laws of the State of Minnesota. If the Articles of Incorporation require a larger proportion or number than is required by the laws of the State of Minnesota for a particular action, the Articles of Incorporation shall control.

         SECTION 3.11. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         SECTION 3.12. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         SECTION 3.13. COMMITTEES. A resolution approved by the affirmative vote of a majority of the entire Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. Committee members shall be natural persons. Unless the Articles of Incorporation provide for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #8

a larger or small proportion or number is provided in the Articles of Incorporation, these Bylaws, or in a resolution approved by the affirmative vote of a majority of the directors present. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

         SECTION 3.14. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a board meeting or by a lawfully constituted committee thereof may be taken by written action signed by all of the directors or by all of the members of such committee, unless the action need not be approved by the shareholders and the Articles of Incorporation so provide, in which case, the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors or the committee at which all directors or committee members were present. The written action is effective when signed by the required number of directors or committee members unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors or committee members, all directors and committee members shall be notified immediately of its text and effective date.

         SECTION 3.15. FEES AND EXPENSES. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid such compensation for their services as a director as the Board of Directors may fix from time to time. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Committee members shall also be paid their expenses, if any, and be compensated as the Board of Directors may determine for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1. ELECTION OF REQUIRED OFFICERS. The officers of the corporation shall be elected by the Board of Directors at its first meeting after each regular meeting of shareholders and shall consist in all events of a chief executive officer and chief financial officer, however designated.

         SECTION 4.2. OTHER OFFICERS. The Board of Directors may elect or appoint any other officers or agents the Board deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in the Articles of Incorporation, these bylaws, or as determined by the Board of Directors.

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BYLAWS                   NORTHERN STATES POWER COMPANY                      #9

         SECTION 4.3. MULTIPLE OFFICES. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by person holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

         SECTION 4.4. SALARIES. The salaries of all officers of the corporation shall be determined by the Board of Directors.

         SECTION 4.5. TENURE, REMOVAL, OR VACANCY. Each officer shall hold office until his successor is elected and qualifies, or until his earlier death, disqualification, resignation, or removal. Subject to the provisions of a shareholder control agreement, an officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to any contract rights of the officer. Any officer may resign at any time by giving written notice to the corporation.

         SECTION 4.6. DUTIES OF CHIEF EXECUTIVE OFFICER. The chief executive officer shall have general active management of the business of the corporation; when present, preside at all meetings of the shareholders and, in the absence of the chairman of the Board or if such officer shall not be elected, at all meetings of the Board of Directors; see that all orders and resolutions of the Board are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or by the Board to some other officer or agent of the corporation; maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and perform other duties prescribed by the Board.

         SECTION 4.7. DUTIES OF CHIEF FINANCIAL OFFICER. The chief financial officer shall keep accurate financial records for the corporation, deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; render to the chief executive officer and the Board, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and perform other duties prescribed by the Board or by the chief executive officer.

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BYLAWS                   NORTHERN STATES POWER COMPANY                     #10

         SECTION 4.8. DUTIES OF CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the Board of Directors and shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

         SECTION 4.9. DUTIES OF PRESIDENT. The president, if designated, shall be the chief executive officer of the corporation.

         SECTION 4.10. DUTIES OF EXECUTIVE VICE PRESIDENT. The executive vice president, if there be one, shall manage the business of the corporation under the advice and general control of the chief executive officer. At the request of the chief executive officer, or in the event of his absence or disability, he shall perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribed.

         SECTION 4.11. DUTIES OF VICE PRESIDENTS. Each vice president shall have such powers and perform such duties as may from time to time be assigned to them respectively by the Board of Directors or the chief executive officer. In the absence of the chief executive officer (and the executive vice president, if one is elected) or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

         SECTION 4.12. DUTIES OF ASSISTANT VICE PRESIDENTS. Each assistant vice president shall have such powers and perform such duties as may from time to time be assigned to them respectively by the Board of Directors or the chief executive officer.

         SECTION 4.13. DUTIES OF SECRETARY. The secretary shall attend all meetings of the Board of Directors and of the shareholders and record all the proceedings of all such meetings in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when so directed by the chief executive officer; give, or cause to be given, notice of all meetings of the shareholders and, when required, meetings of the Board of Directors; and have custody of the corporate seal of the corporation, if there be one, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the

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BYLAWS                   NORTHERN STATES POWER COMPANY                     #11

corporation, if there be one, and to attest the affixing by his signature.
The secretary shall perform such other duties and have such other powers an the Board of Directors or the chief executive officer shall from time to time prescribe.

         SECTION 4.14. DUTIES OF ASSISTANT SECRETARY. The assistant secretary, if there be one, or if there be more than one, the assistant secretaries in the order determined by the chief executive officer (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

         SECTION 4.15. DUTIES OF TREASURER. The treasurer, if there be one, shall perform such duties and have such powers as the Board of Directors, the chief executive officer or the chief financial officer may from time to time prescribe.

         SECTION 4.16. DUTIES OF ASSISTANT TREASURER. The assistant treasurer, if there be one, or if there be more than one, the assistant treasurers in the order determined by the chief executive officer (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the chief financial officer may from time to time prescribe.

                                   ARTICLE V

                             CERTIFICATES OF SHARES

         SECTION 5.1. UNCERTIFICATED SHARES. Uncertificated shares are prohibited.

         SECTION 5.2. CERTIFICATES. Each shareholder of the corporation shall be entitled to have a share certificate signed by or in the name of the corporation by an officer, certifying the number of shares of the corporation owned by him.

         SECTION 5.3. FACSIMILE SIGNATURES. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

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BYLAWS                   NORTHERN STATES POWER COMPANY                     #12

         SECTION 5.4. NEW CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its own discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         SECTION 5.5. TRANSFER, FRACTIONAL SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of fractional shares shall not be made nor shall certificates for fractional shares be issued.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         SECTION 6.1. MANNER OF AMENDMENT. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, subject to the power of the shareholders exercisable in the manner provided by the laws of the State of Minnesota to adopt, amend, or repeal Bylaws adopted, amended, or repealed by the Board.

         SECTION 6.2. DIVIDENDS. Dividends on the shares of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation.

         SECTION 6.3. VOTING OF SHARES OF OTHER CORPORATIONS. The shares of any other corporation owned by this corporation may be voted at any meeting of the shareholders of such other corporation by such proxy as the Board of Directors of this corporation may appoint, or if no such appointment be made, by the chief executive officer.

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BYLAWS                   NORTHERN STATES POWER COMPANY                     #13

         SECTION 6.4. INDEMNIFICATION. The corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person acting for the corporation or acting in an official capacity with another entity at the direction or request of the corporation to the full extent permitted by the laws of the State of Minnesota. The indemnification provided under these Bylaws shall inure to the benefit of the heirs, executors, administrators and personal representatives of any person acting in an official capacity for the corporation. The corporation may purchase and maintain insurance on behalf of a person in that person's official capacity, whether or not the corporation would be required by law to indemnify the person against the liability.

         SECTION 6.5. NOTICES; GENERAL. Whenever notice is required to be given to any director or shareholder under the laws of the State of Minnesota, the Articles of Incorporation or these Bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally or by telegram.